Exhibit 10.7

CSRA INC.
PROMISSORY NOTE
$ 350,000,000
3170 Fairview Park Drive
Falls Church, Virginia 22042

November 25, 2015
FOR VALUE RECEIVED, CSRA INC., a Nevada corporation (“Maker”), unconditionally promises to pay COMPUTER SCIENCES CORPORATION (“Payee”), in the manner and at the place hereinafter provided, the principal amount of three hundred fifty million dollars ($350,000,000.00) on November 27, 2015, after the distributing of the stock of Maker by Payee.
Maker also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at a rate of 2% per annum. Interest on this Note shall be payable at maturity. All computations of interest shall be made by Payee on the basis of a 365-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).
1.Payments. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Payee located at 3170 Fairview Park Drive Falls Church, Virginia 22042, or at such other place as Payee may direct.
2.    Representations and Warranties. Maker hereby represents and warrants to Payee that:
(a)    it is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Note;
(b)    this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms;
(c)    all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted; and
(d)    the execution, delivery and performance by Maker of this Note do not and will not (i) violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound or the charter documents or bylaws of Maker or (ii) result in the creation of any lien or other encumbrance with respect to the property of Maker.
3.    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:
(a)    failure of Maker to pay any principal, interest or other amount due under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, or otherwise; or
(b)    failure of Maker to pay, or the default in the payment of, any amount due under or in respect of any promissory note, indenture or other agreement or instrument relating to any indebtedness owing by Maker, to which Maker is a party or by which Maker or any of its property is bound beyond any grace period provided; or the occurrence of any other event or circumstance that, with notice or lapse of time or both, would permit acceleration of such indebtedness; or
(c)    any representation or warranty made by Maker to Payee in connection with this Note shall prove to have been false in any material respect when made; or
(d)    suspension of ordinary business activities of Maker or the complete or partial liquidation of Maker’s business; or
(e)    (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Maker or any of its subsidiaries in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Maker or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker or any of its subsidiaries or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker or any of its subsidiaries for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker or any of its subsidiaries, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or
(f)    an order for relief shall be entered with respect to Maker or any of its subsidiaries or Maker or any of its subsidiaries shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Maker or any of its subsidiaries shall make an assignment for the benefit of creditors; or Maker or any of its subsidiaries shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Maker or any of its subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or
(g)    Maker shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Payee; or
(h)    any provision of this Note or any provision hereof or thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part;
4.    Remedies. Upon the occurrence of any Event of Default specified in Section 4(g) or 4(h) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker). Upon the occurrence and during the continuance of any other Event of Default Payee may, by written notice to Maker, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker).
5.    Definitions. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):
“Event of Default” means any of the events set forth in Section 4.
“Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.
6.    Miscellaneous.
(a)    Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telefacsimile communication) and mailed, telecopied, or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at 3170 Fairview Park Drive, Falls Church, Virginia 22042; or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier. Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.
(b)    Maker agrees to indemnify Payee against any losses, claims, damages and liabilities and related expenses, including counsel fees and expenses, incurred by Payee arising out of or in connection with or as a result of the transactions contemplated by this Note. In particular, Maker promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection and enforcement of this Note.
(c)    No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.
(d)    Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
(e)    THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
(f)    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST MAKER ARISING OUT OF OR RELATING TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF VIRGINIA, FAIRFAX COUNTY AND BY EXECUTION AND DELIVERY OF THIS NOTE MAKER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES,

GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS NOTE. Maker hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Maker at its address set forth below its signature hereto, such service being hereby acknowledged by Maker to be sufficient for personal jurisdiction in any action against Maker in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Payee to bring proceedings against Maker in the courts of any other jurisdiction.
(g)    MAKER AND, BY THEIR ACCEPTANCE OF THIS NOTE, PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Maker and, by their acceptance of this Note, Payee and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.
(h)    Maker hereby waives the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.
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Exhibit 10.7

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.
CSRA INC.
By: /s/ Kevin M. Libby
Name: Kevin M. Libby
Title: Assistant Treasurer

[Signature Page to Promissory Note]